EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 2-98715, 33-34753, 33-53385, 333-77601, 333-38224, 333-41654, 333-59814, 333-101005, 333-120245 and 333-127103) of Teleflex Incorporated of our report dated October 31, 2007 relating to the consolidated financial statements of Arrow International, Inc., which appears in the Current Report on Form 8-K/A of Teleflex Incorporated dated October 1, 2007.
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
December 7, 2007